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                                                                    EXHIBIT 10.3



                        DIRECTOR NONCOMPETITION AGREEMENT

       This Director Noncompetition Agreement ("Director Agreement"), dated as of December 30, 1997, is between GLACIER BANCORP, INC. ("Glacier"), HUB FINANCIAL CORPORATION ("HUB"), and the undersigned, each of whom is a Director ("Director") of either HUB or Valley Bank of Helena ("Bank").

RECITALS

A. Glacier and HUB have entered into a Plan and Agreement of Merger ("Merger Agreement"), dated as of December 30, 1997, under which HUB will merge with and into Glacier.

B. The obligation of Glacier to consummate the transactions contemplated by the Merger Agreement are conditioned on its receipt of noncompetition agreements from all directors of HUB and the Bank.

C. Glacier, HUB, and Director believe that the future success and profitability of the Bank require that existing directors of HUB and the Bank be available to continue to serve as directors of the Bank and not be affiliated in any substantial way with a Competing Business for a reasonable period of time after Closing.

                                    AGREEMENT

       In consideration of Glacier's performance under the Merger Agreement, Director agrees as follows:

1. DEFINITIONS. Capitalized terms not defined in this Director Noncompetition Agreement Director Agreement, have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Director Agreement:

       (a) Competing Business. "Competing Business" means any financial institution or trust company that competes or will compete within the Covered Area with Glacier, HUB, the Bank or any of their subsidiaries or affiliates. The term "Competing Business" includes, without limitation, any start-up or other financial institution or trust company in formation.

       (b) Covered Area. Flathead, Lewis and Clark, and Missoula Counties in Montana.

       (c) Term. The Term of this Director Agreement begins at Closing. For those directors who remain directors of the Bank for at least one year following Closing (as required by this Director Agreement), the Term ends two years after the Director's service as a director of HUB, the Bank, Glacier, or any Glacier Subsidiary is terminated. Otherwise, the Term ends three years after Closing.

2. AVAILABILITY. Director will be available to serve, at Glacier's request, as a director of the Bank for a period of at least one year after Closing.

3. PARTICIPATION IN COMPETING BUSINESS. Except as provided in Section 6, during the Term of this Director Agreement, Director will not become involved, directly or indirectly,



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       as a stockholder, member, partner, director, officer, manager, investor, organizer, "founder", consultant, agent, or representative of a Competing Business.

4. NO SOLICITATION. During the Term of this Director Agreement, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of the Bank, Glacier, or any of its Subsidiaries, to leave their employment or participate in any manner in a Competing Business, or
       (2) any customers of the Bank, Glacier, or any of its Subsidiaries, to remove their business from the Bank, Glacier, or any of its Subsidiaries, or to participate in any manner in a Competing Business. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings, electronic communications of any kind, and internet communications.

5. CONFIDENTIAL INFORMATION. During and after the Term of this Director Agreement, Director will not disclose any confidential information of Glacier, HUB, the Bank or any of their Subsidiaries, obtained by the Director while serving as a director of the Bank, HUB, Glacier, or any of their Subsidiaries.

6. EMPLOYMENT OUTSIDE COVERED AREA. Nothing in this Director Noncompetition Agreement prevents the Director from accepting employment outside the Covered Area from a Competing Business, if, during the Term, the
       Director: (a) will not act as an employee or other representative or agent of the Competing Business within the Covered Area and (b) will have no responsibilities for the Competing Business' operations within the Covered Area.

7. PASSIVE INTEREST. Nothing in this Director Agreement prevents the Director from owning 2% or less of any class of security of a Competing Business.

8. REMEDIES. Any breach of this Agreement by Director entitles Glacier and the Bank, together with their successors and assigns, to injunctive relief and/or specific performance, as well as to any other legal or equitable remedies they may be entitled to.

9. GOVERNING LAW AND ENFORCEABILITY. This Director Agreement is governed by Montana State law. If any court determines that the restrictions set forth in this Director Agreement are unenforceable, the maximum restrictions, term, scope or geographical area that is enforceable will be substituted in place of the unenforceable provisions.

10. COUNTERPARTS. The parties may execute this Agreement in one or more counterparts. All the counterparts will be construed together and will constitute one Agreement.

SIGNED as of December 30, 1997:

Director:
/s/ FRED J. FLANDERS                         /s/ THOMAS F. DOWLING
--------------------------------------       -----------------------------------
Fred J. Flanders                             Thomas F. Dowling



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/s/ Dr. HARRIS HANSON                        /s/ JAMES FOLEY
--------------------------------------       -----------------------------------
Dr. Harris Hanson                            James Foley

/s/ J.T. LOENDORF                            /s/ J.T. HARRISON
--------------------------------------       -----------------------------------
J.T. Loendorf                                J.T. Harrison

/s/ MARY MUNGER                              /s/ DR. GARY MIHELISH
--------------------------------------       -----------------------------------
Mary Munger                                  Dr. Gary Mihelish

/s/ JOAN POSTON                              /s/ ROBERT PECCIA
--------------------------------------       -----------------------------------
Joan Poston                                  Robert Peccia

GLACIER BANCORP, INC.


By  /s/ JOHN S. MacMILLAN
--------------------------------------
Name: John S. MacMillan
Title: Chairman, President and CEO



HUB FINANCIAL CORPORATION


By /s/ THOMAS F. DOWLING
--------------------------------------
Name: Thomas F. Dowling
Title: President and CEO